UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2013

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 31, 2013, the Company held its 2013 Annual Meeting of Stockholders to (i) elect nine members to the Board of Directors to serve as directors until the sooner of the election and qualification of their successors or the next annual meeting of stockholders and (ii) ratify the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. For more information about the foregoing matters, see the Company’s proxy statement filed with the Securities and Exchange Commission on October 3, 2013.

As of September 12, 2013, the record date for the Annual Meeting, there were 26,840,805 shares of common stock issued, outstanding and entitled to vote. At the Annual Meeting, 22,518,861 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal No. 1 — Election of nine nominees as directors of the Company.

Nominee	For	Withheld	Broker Non-Vote

Craig A. Collard	18,265,338	87,988	4,165,535
Christopher Codeanne	18,269,977	83,349	4,165,535
Michael Enright	18,103,767	249,559	4,165,535
Anton Giorgio Failla	16,892,351	1,460,975	4,165,535
James Harper	18,298,991	54,335	4,165,535
Michael Heffernan	18,298,991	54,335	4,165,535
Laura Shawver	18,298,957	54,369	4,165,535
Robert M. Stephan	18,221,108	132,218	4,165,535
Marco Vecchia	18,178,879	174,447	4,165,535

All director nominees were duly elected.

Proposal No. 2 — Ratification of the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	22,466,842
Against	52,019
Abstain	0

This proposal was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

October 31, 2013	By:	/s/ Craig A. Collard

Name: Craig A. Collard
Title: Chief Executive Officer